EXHIBIT 10-4

Amendment to Change-in-Control Severance Agreement

  This Amendment is made as of January 4, 2002, by and among Raymond W. Lane, The Mead Corporation, an Ohio corporation (the "Corporation") and MW Holding Corporation, a Delaware corporation ("MW"), to a Letter Agreement dated as of January 1, 2000, and first amended as of June 22, 2000, by and between Raymond W. Lane and the Corporation (as so amended, the "Change-in-Control Severance Agreement").

  WHEREAS the Corporation has entered into an Amended and Restated Agreement and Plan of Merger dated as of October 5, 2001, with MW, Michael Merger Sub Corporation, Westvaco Corporation, and William Merger Sub Corporation (the "Merger Agreement"); and

  WHEREAS, MW, the Corporation and Westvaco Corporation have agreed that MW should employ Mr. Lane as an Executive Vice President upon and after the Effective Time (as defined in the Merger Agreement); and

  WHEREAS, MW, the Corporation and Mr. Lane have determined to enter into this Amendment which sets forth certain circumstances of such employment, and, in connection therewith, effective as of the Effective Time, makes certain changes in Mr. Lane's Change-in-Control Severance Agreement;

  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1. Upon and after the Effective Time Mr. Lane will be employed by MW as Executive Vice President with responsibility for packaging. Mr. Lane will not be required to move to Stamford, Connecticut, to provide his services, but will commute as necessary to provide those services. This Amendment and the Change-in-Control Severance Agreement which it amends do not constitute a contract of employment and do not modify the at-will nature of Mr. Lane's employment relationship.

2. Section 3 of the Change-in-Control Severance Agreement is hereby amended, effective as of the Effective Time, by the addition of the following sentence after the first sentence thereof:

  In addition to the occurrences described in Section 3(c) as constituting Good Reason, if you terminate your employment for any reason during the eighteen months immediately following the Effective Time (as defined in the Merger Agreement), such termination shall be treated as a termination for Good Reason for all purposes of this Agreement.

THE MEAD CORPORATION

By: /s/ JEROME F. TATAR

Name: Jerome F. Tatar

Title: Chairman of the Board,

Chief Executive Officer and President

MW HOLDING CORPORATION

By: /s/ JEROME F. TATAR

Name: Jerome F. Tatar

Title: President

/s/ RAYMOND W. LANE

Raymond W. Lane